SECOND MODIFICATION TO EMPLOYMENT AGREEMENT
THIS SECOND MODIFICATION (“SECOND MODIFICATION”) is incorporated into and made a part of the April 13, 2009 Employment Agreement, and the May 18, 2010 First Modification to Employment Agreement (“First Modification”), between Employer and Executive.
RECITALS
A.    Subsequent to the date of the Agreement, the majority shareholder of Employer, First Community Financial Partners (“FCFP”), choose to participate in the Capital Purchase Program (“CPP”), a provision of the Emergency Economic Stabilization Act of 2008 (“EESA”) implemented through the U.S. Department of Treasury (“Treasury”).
B.    As an affiliate of FCFP, Employer and Executive are subject to the EESA Executive Compensation Restrictions as specified in Treasury’s June 15, 2009 Interim Final Rule (“IFR”).

C.    While Treasury holds an equity or debt position in FCFP (the “CPP Period”), the IFR, among other provisions, prohibits severance or “golden parachute” type payments to Executive attributable to Termination or Change in Control.

D.     When certain conditions are met during the CPP Period, Employer is restricted in the type of compensation that can be paid to Executive.

E.     Employer desires to maintain a competitive compensation package to retain the Executive’s employment services during and after the CPP Period.

AGREEMNENT MODIFICATION

1.
Section 4(h)(i) of the Agreement, which is reinstated the moment the CPP period ends, is changed to a lump sum payment equal to two (2) times the Executive’s Base Compensation as provided for in the defined Change in Control circumstances.

2.	Section 2(a) Base Compensation is modified to an aggregate annual minimum base salary of two hundred sixty-five thousand ($265,000.00) starting January 1, 2012.

3.
The last sentence in the second paragraph of 4(h)(ii)(C) is eliminated and replaced with: “Further, a Change of Control shall not be deemed to occur: (1) if the Holding Company acquires securities of Employer in one or a series of transactions that results in the Employer becoming a wholly-owned subsidiary of the Holding Company provided that becoming a wholly-owned subsidiary of the Holding Company is not part of an acquisition, merger or consolidation resulting in a Change of Control of the Holding Company; or (2) solely by reason of an initial public offering of Employer’s common stock”.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the parties have executed this Modification as of December 13, 2011.

BURR RIDGE BANK AND TRUST	EXECUTIVE

By: /s/ Michael F. Pauritsch	/s/ Roy C. Thygesen
Michael F. Pauritsch, Chairman	ROY C. THYGESEN
711 37th St
Downers Grove, IL 60515